UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2009
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

(e)
On March 17, 2009, the Compensation Committee of the Board of Directors awarded options to all employees of Abraxas including Abraxas’ executive officers under the Company’s 2005 Long-Term Employee Incentive Plan. Awards to the executive officers were as follows:

Name	Position	Options
Robert L.G. Watson	Chairman of the Board, President and Chief Executive Officer	125,000
Chris E. Williford	Executive Vice President, Chief Financial Officer and Treasurer	50,000
William H. Wallace	Vice President – Operations	50,000
Lee T. Billingsley	Vice President – Exploration	50,000
Stephen T. Wendel	Vice President – Land & Marketing	50,000
Barbara M. Stuckey	Vice President - Corporate Development	50,000

The options vest over four (4) years and have an exercise price of $0.99 per share, the closing price of Abraxas common stock on the date of grant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:   /s/ Chris E. Williford
Chris E. Williford
Executive Vice President, Chief Financial
Officer and Treasurer

Dated :  March 19, 2009